Exhibit 99.1

         May 2, 2013

Contact:	Thomas B. Dix, III
Senior Vice President, Treasurer and Interim Chief Financial Officer
(757) 217-1000

ROBIN WITT GREGORY JOINS BANK OF HAMPTON ROADS AS MANAGER OF EAST BANK FINANCIAL CENTER IN NORFOLK

Virginia Beach, Virginia, May 2, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Robin Witt Gregory has joined BHR as Manager of the East Bank Financial Center in Norfolk.  Gregory brings over twenty years of banking experience in the region.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Our One Bank strategy is all about having the best bankers and the right mix of  branches and online banking services to provide choice, convenience and outstanding service to our customers.  Robin is a talented banker with a proven track record and longstanding relationships in the Norfolk community, and we welcome her to the team.”

Donna W. Richards, President of BHR, said, “As a lifelong resident of this area and experienced banker who was consistently recognized for outstanding customer service at her former employer, Robin is a great addition to our strong team in the Norfolk market.”

Prior to joining BHR, Gregory served as a Personal Banker at SunTrust Bank in Norfolk since 2005.  At SunTrust, she received a Stellar Award for Service every year for the past seven years.  From 1996 to 2005, she served as a Customer Service Manager at Bank of America in Norfolk.    Previously, she served as a teller at First Union National Bank in Norfolk.

Gregory attended Tidewater Community College.  She is active in a number of community organizations, including volunteering for the Norfolk Public Schools and serving as a member of the Lynnhaven River NOW Club and Save the Bay Foundation.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###